                                                                   EXHIBIT 99.31

                BEFORE THE NEW MEXICO PUBLIC UTILITY COMMISSION


IN THE MATTER OF THE COMPLAINTS OF  )
J. DERALD MORGAN AND JOE LUJAN      )
AGAINST EL PASO ELECTRIC COMPANY    )
AND THE INVESTIGATION OF EL PASO    )
ELECTRIC COMPANY'S RATES,           )
                                    )              Case No. 2722
EL PASO ELECTRIC COMPANY,           )
                                    )
               Respondent.          )
                                    )


                                  FINAL ORDER

     THIS MATTER comes before the New Mexico Public Utility Commission ("NMPUC" or "Commission") upon the Stipulation and Settlement Agreement ("Stipulation") filed by El Paso Electric Company ("EPE"), the Large Power Users Coalition ("LPUC"), the Attorney General of the State of New Mexico ("Attorney General"), the Department of Defense ("DOD") and Commission Advocacy Staff ("Staff") on July 15, 1998, the statement in opposition filed July 20, 1998, by the City of Las Cruces ("CLC"), the agreements in support of the Stipulation filed by Dona Ana County on July 22, 1998 and Complainants J. Derald Morgan and Joe Lujan on August 7, 1998, the non-objection filed by Plains Electric Generation and Transmission Cooperative, Inc. ("Plains") on August 18, 1998, and the Hearing on Stipulation conducted by the Commission on September 2, 1998. Having reviewed the pleadings and the testimony presented at hearing, and being fully informed of the premises, the Commission issues this Final Order.

     STATEMENT OF THE CASE

     The Commission adopts the Statement of the Case set forth in the Commission's Interim Order issued June 1, 1998. After the issuance of our Interim Order, the Hearing Examiner set a procedural schedule to hear this matter on the merits. During the course of that schedule, some of the parties and Staff entered into settlement negotiations which culminated in the filing of a Stipulation and Settlement Agreement by EPE, LPUC, the AG, DOD and Staff on July 15, 1998. The Stipulation was opposed by the City of Las Cruces. On July 22, 1998, Dona Ana County ("County") filed an Agreement to Stipulation and Settlement indicating its agreement to and acceptance of the Stipulation, even though the County never formally intervened in this proceeding. The County's filing was accompanied by Resolution No. 98-35 of the Board of County Commissioners of the County, dated July 15, 1998. On August 7, 1998, Messrs. Morgan and Lujan filed a statement in support of the Stipulation dated July 31, 1998. Plains filed its non-objection to the Stipulation on August 18, 1998.

     Thereafter, the Commission revoked its appointment of the Hearing Examiner, and set a procedural schedule for a hearing on the merits of the Stipulation. Pursuant to the Commission's Procedural Order Regarding Stipulation issued July 23, 1998, the parties and Staff filed summary statements of pre-stipulation positions and summaries of the Stipulation, together with pre-filed testimony and legal positions regarding various issues raised by the Stipulation.

     On September 2, 1998, the Commission presided at hearings on the Stipulation. Prior to the commencement of the evidentiary portion of the hearing, public comments in support of the Stipulation were presented by the following: Mr. John Shaefer, Diana

                                       2
Final Order
Case No. 2722

Bustamante-Barrios, Lorenzo Dorado and Ruben Nunez of the Colonias Development Council; Mayor Gilbert Bartlett and Trustee Joe Lewis of the Village of Hatch; and Joseph Beedler of the Greater Las Cruces Chamber of Commerce. Other written comments presented at the hearing are included in the transcript of proceedings.

     Additionally, written comments supporting the Stipulation were filed with the Commission by the following: the Greater Las Cruces Chamber of Commerce, the Berino Mutual Domestic Water Consumers Association, the Desert Sands Mutual Domestic Water Consumers Association, the Board of Trustees of the Town of Mesilla (Resolution No. 98-09), members of the Board of Directors and of the Staff of the Ben Archer Health Center (Hatch Facility), the patients of the Ben Archer Health Center (Dona Ana/Hill facility), Lake Section Water Company, Las Cruces Home Builders Association, the Board of County Commissioners of Sierra County (Resolution No. 87-007), the Board of Directors of the Rincon Water Users Cooperative, the Brazito Mutual Domestic Water Consumers Association, the Dona Ana Mutual Domestic Water Consumers Association, and the New Mexico Farm and Livestock Bureau.

     During the evidentiary proceedings on September 2, 1998, the following appearances were entered at hearing:

     For EPE
     David S. Cohen, Esq.;

     For CLC:
     Nann Houliston, Esq;

     For LPCC:
     Steven Michael, Esq.;

Final Order
Case No. 2722

     For Attorney General:
     Charles Noble, Esq;

     Department of Army
     David A. McCormick, Esq.;

     For Staff:
     Maryanne Reilly, Esq.

The following witnesses testified at hearing in support of the Stipulation: Gary
R. Hedrick on behalf of EPE and, John E. Curl and Gary L. Brenner on behalf of Staff. Testimony opposing the Stipulation was presented by Robert E. Pender on behalf of CLC.

     STIPULATION SUMMARY

     For ease of reference, the Commission provides the following summarization of the substance of the Stipulation. For the actual language agreed upon, the record proper contains not only the Stipulation but each Signatory's summary thereof.

     The Stipulation contemplates a five million-dollar rate reduction, beginning the first full billing cycle after September 30, 1998 or 30 days after entry of a final order in this case. The Signatories have agreed to a $3,295,000 reduction for the residential class, including a Low Income Rider ("LIR") under which $400,000 of that class reduction will be used to waive the customer charge for customers eligible for food stamps. Stipulation, Paragraph
1. The Signatories have provided that in the event the LIR is determined to be illegal, EPE will commit to fund an equal annual amount during the 30 month Moratorium Period to an agreed upon social services agency in Dona Ana County. Paragraph 18. The Military Research and Development ("MR&D") class would

Final Order
Case No. 2722
receive a $500,000 rate reduction. Paragraph 1. All other rate classes would get a $1,205,000 reduction, distributed pro rata. Id. In addition, EPE will offer interruptible services comparable to those offered in Texas. EPE will be allowed to enter into special rate contracts with individual customers (such as that for Sara Lee Hosiery already approved by the Commission in NMPUC Case No.
2841), subject to approval by the Commission. In future rate cases, EPE will have the burden of proving why revenue shortfalls from such rates should be allocated to other customers. Id. If the Commission requires unbundling of rates during the Moratorium Period, the Commission will set them in a manner so as to recover the same revenues as provided in the Stipulation. Paragraph 17.

     The rates set by the Stipulation will be fixed for a Moratorium Period of 30 months. Paragraph 2. EPE and the Signatories may file to modify tariffs, riders and terms of existing rate schedules or add new tariffs or riders, so long as there is no increase or reduction to the stipulated rates. Id. Unless otherwise agreed to, the Signatories will not institute any proceedings requesting a change in EPE's rates which would take effect before the end of the Moratorium Period. If a non-signatory files a complaint to reduce rates, the Signatories will support enforcement of the Stipulation. If the Commission institutes an investigation or other proceeding that directly or indirectly would review the reasonableness of EPE's rates and seek a change in those rates during the Moratorium Period, the Signatories agree that EPE's rate base will include the generating assets at the specified Original Cost Less Depreciation values (less additional depreciation to date) rather than the revalued amounts agreed to in the Stipulation. If the Commission reduces EPE's rates during the Moratorium, the

Final Order
Case No. 2722
agreement to permanently revalue EPE's assets will be void; however, EPE cannot seek to retroactively recover any of the reduced revenues from the rate reduction. The Signatories also support excluding EPE from any "legislatively proposed rate decrease" during the Moratorium Period and support crediting the five million-dollar rate decrease against any decrease the legislature in fact mandates.

     The revaluation provisions provide for permanent revaluation for jurisdictional ratemaking purposes of Palo Verde Nuclear Generating Station ("PVNGS") downward and of other generation serving New Mexico upward. Paragraph
4. The plant will thereafter be depreciated on a straight-line basis over the specified remaining lives of the plants. In the event that a retail competitive market develops which would otherwise prevent full recovery or provide for over recovery, EPE would be entitled to 100% recovery of its investment in the revalued assets. Economic used and useful issues, plus prudence issues, relating to EPE's existing generation investments as of the date of the Stipulation, are also resolved. Paragraph 5. However, future plant investment is subject to Commission review, and the Signatories have not waived any rights to argue operational used and usefulness.

     The Signatories' intent is to have the Stipulation preclude further revaluations based on differences between the revalued asset values and market or replacement costs or other economic used and useful theories and resolve all issues relating to value of existing generation for ratemaking now and in the future. Stipulation, para. 7. In the event of "legislative or administrative restructuring," the Stipulation evidences the Signatories' support of EPE's right to I 00% recovery and their opposition to any

Final Order
Case No. 2722
restructuring that does not protect EPE's recovery per the Stipulation. Id. EPE further agrees to support any reasonable legislative or administrative restructuring.

     Paragraph 9 essentially replaces the NMPUC Case No. 2009 Stipulation with an agreement that PVNGS Unit 3 and related commons shall be excluded from cost of service and rate base. It further provides for decertification and abandonment of Unit 3; however, EPE would be permitted to provide capacity or energy from Unit 3 to meet jurisdictional needs, with such capacity or energy priced at the lowest equivalent firm capacity and energy available to EPE. Similarly, any additional firm capacity or energy acquired by EPE would be included in rates at the lowest market price available to EPE.

     The prudence of EPE's PVNGS investment to date is permanently resolved by the Stipulation, subject to permanent exclusion of Unit 3. Paragraph 10. EPE reserves its right to seek inclusion in rates of Capital Betterments and Improvements associated with EPE's investment in other generation.

     Paragraph 11 terminates EPE's FPPCAC and PVNGS performance incentives collected thereunder. EPE's pending request in NMPUC Case No. 2802 for a FPPCAC of 24.5 mills will be reduced by 22% to 19.49 mills and rolled into base rates, and fuel costs will be collected through base rates until retail generation competition is implemented. EPE would be allowed to enter into fuel purchase hedging transactions, but is required to give notice to the Commission and to prove the reasonableness of hedging costs if they are to be included in rates after the Moratorium Period. Paragraph 12 allows EPE to create a regulatory asset in the amount of $6,991,000 to collect its current FPPCAC under-recovery through a cost of service amortization over 60 months from the date of the final order approving this Stipulation. Paragraph 13

Final Order
Case No. 2722
provides that NMPUC Case No. 2802 will be dismissed and purchased power and fuel practices will be deemed just and reasonable from January 1, 1997, through time that current rates are replaced by Stipulation rates.

     The Signatories agreed to a schedule of decommissioning costs to be allowed in EPE's cost of service through 2025, subject to adjustments in future rate cases to reflect the higher of NRC established decommissioning costs or ANPP adopted costs. Paragraph 14. Subsequent to implementation of retail generation competition, recovery of decommissioning costs shall be governed by applicable law and regulation. EPE agrees to find such amounts pursuant to its contractual obligations under the ANPP agreement. The Stipulation would also eliminate the investment restrictions set in NMPUC Case No. 1833 and implement a "prudent investor" standard.

     EPE will file an agreed-upon proposed "Voluntary Renewable Energy Tariff," subject to Commission approval, which not require EPE to acquire renewable resources before subscription by customers. Paragraph 15. In acquiring future long-term capacity and energy, EPE shall give preference to New Mexico renewable resources if priced comparably to non-renewable resources. Pricing for renewable energy shall include in any premium the fixed cost of existing revalued jurisdictional generation to the extent not recoverable from non-jurisdictional customers, and EPE shall be allowed to market renewable energy under tariff as a utility function within the utility. Paragraph 16.

     EPE also commits to separate its transmission and distribution from other aspects of its business, through divestiture or lease/purchase to independent entity, consistent with the other investor owned electric utilities in the state by the time that (a) all customers of investor-owned utilities have open access to the transmission and

Final Order
Case No. 2722
distribution systems; (b) all such customers may choose their power suppliers in a competitive energy market; and (3) the investor-owned utilities either agree or are required by law to divest or otherwise separate transmission and distribution from other aspects of their businesses. Paragraph 16. In the event of these prerequisites, EPE will have the discretion to decide which parts of the business it retains, and that consummation of divestiture may depend upon approvals of EPE's bondholders, shareholders and the Texas commission. If those approval cannot be obtained, EPE will make reasonable efforts to divest, lease/purchase or spin off assets to ensure transmission and distribution assets are not connected with EPE's non-transmission and distribution assets.

     DISCUSSION

     The New Mexico Supreme Court has repeatedly recognized that the Commission may accept resolution of disputes through stipulation among the parties to a case and Staff. Attorney General v. Public Service Comm'n, 111 N.M. 636, 808 P.2d 606 (1991); New Mexico Indus. Energy Consumers v. New Mexico Pub. Serv. Comm'n, 104 N.M. 565, 725 P.2d 244 (1986). The Commission appreciates the diligent efforts of the parties in transforming a lengthy, contentious proceeding into a cooperative resolution of complex disputes for the benefit of ratepayers. The Commission also appreciates the thoughtful public comments it has received in the course of these proceedings. The Commission must determine whether the Stipulation, which is contested by the City of Las Cruces, resolves the disputes in a way that is fair, just and reasonable and in the public interest. See 111 N.M. at 640, 808 P.2d at 610. The parties must present the Commission with sufficient evidence and legal argument to allow the Commission to

Final Order
Case No. 2722
approve a contested stipulation. NMPUC Rule 110.85(d). In determining whether a stipulation which encompasses a change in rates should be approved, the Commission specifically must meet its statutory obligations to fix just and reasonable rates. See NMSA 1978, (S)62-8-7(D) (I 993).

     The Commission has determined that the Stipulation, in most instances, should be approved. We find that there is substantial evidence in the record to support most of the provisions in the Stipulation. We also find that the City of Las Cruces has not provided substantial evidence in the record of this proceeding to conclude that the Stipulation generally is not fair, just and reasonable and not in the public interest. However, in some instances the Commission has determined that the Stipulation may be construed as an improper attempt to bind future Commissions. We will discuss only those portions of the Stipulation which we are not approving.

     Low Income Rate Rider

          First, the Signatories have agreed to commit $400,000 of the rate reduction for residential customers to an LIR, to be used to waive the customer charge for customers eligible for food stamps. Stipulation, Paragraph 1. The Signatories have tacitly acknowledged that the proposed LIR tariff may be legally deficient, because the Stipulation provides that in the event the LIR is determined to be illegal, EPE will commit to fund an equal annual amount during the 30 month Moratorium Period to an agreed upon social services agency in Dona Ana County. Stipulation, Paragraph 18. The evidence in support of the LIR attempts to circumvent the legal roadblock raised by Mountain States Legal Foundation v. New Mexico State Corporation Commission, 101 N.M. 657, 687 P.2d 92
(1984), by providing testimony that the program is voluntary

Final Order
Case No. 2722
and the funds would not otherwise be applied to further reduce residential rates. EPE Exhibit 1, Testimony of Gary R. Hedrick, pages 11-12.

     The Commission does not find that the Signatories have adequately answered the Court's holding in Mountain States Legal Foundation that establishing a rate program "Which differentiates between economically needy individuals who receive the same service is unjustly discriminatory." 101 N.M. at 659, 687 P.2d at 94. The proposed LIR asks the Commission to create a special, preferential rate for a sub-group of the residential class of customers which the Signatories believe to be deserving, in direct contravention of the Court's decision. Id. The Commission lacks the authority to effect this social agenda through its rate making process. Id. Therefore, we will not approve the proposed Low Income Rider.

     Staff's Authority to Lobby

     Several of the provisions in the Stipulation relate to actions or positions the Signatories will undertake in relation to the State Legislature and legislative activities. For example, in Paragraph 2(e), the Signatories support excluding EPE from any legislatively proposed rate decrease and support legislation that provides a rate decrease credit against a legislative decrease. Similar provisions requiring the Signatories to take specific positions relating to legislative restructuring appear in Paragraph 7. The Staff of the Commission has signed the Stipulation within its capacity to appear in proceedings before the Commission. Attorney General v. Public Service Comm'n, supra; NMPUC Rule 110.85.

     However, the duties conferred by the Commission upon its Staff are not solely restricted to appearances in matters adjudicated before the Commission. NMSA 1978,

Final Order
Case No. 2722

Section 62-5-8 (I 993). Staff's autonomy does not extend to legislative policy or other lobbying positions. Only the Commission may take such positions, which we decline to do in this instance. The Commission disapproves all portions of the Stipulation which commit Staff to take. or withhold from taking specific actions or positions under the Stipulation with regard to the Legislature or legislative activities.

     Binding Effect on Future Commissions

     At hearing and in pleadings filed in support of the Stipulation, the parties have expressed their opinions regarding their intent (in some instances, their hope) to have this Commission bind future Commissions through the approval of the Stipulation. The Commission is expressly authorized to change past practices or procedures in making determinations involving the rates or service of utility, provided that substantial evidence on the record justifies its decision. NMSA 1978, Section 62-6-14(C) (I 993); Cf Hobbs Gas Company v. Public Service Comm'n, 115 N.M. 678, 858 P.2d 54 (1993). We can not and will not approve any terms which attempt to restrict the Commission's lawful jurisdiction, nor which seek to interfere with the Commission fulfilling its obligations as required by law. Further, to the extent that the Signatories are seeking protection from the Legislature or legislative activity through our final approval of the Stipulation, we can not prospectively place the Commission at odds with future legislative policy-making actions. Unless the Commission explicitly provides otherwise, the approval of a stipulation does not constitute Commission approval of or establish precedent regarding any principle or issue in the proceeding. NMPUC Rule 110.87. We decline to so rule otherwise and disapprove any agreed-to provisions by the Signatories which attempt to bind future Commissions through our approval of this Stipulation.

Final Order
Case No. 2722

     THE COMMISSION FINDS AND CONCLUDES:

     1. The foregoing Statement of the Case, Stipulation Summary, Discussion, and all findings and conclusions contained therein, whether or not numbered or designated as such, are incorporated herein as findings of fact and conclusions of law.

     2.  EPE is a public utility as defined by NMSA 1978, Section 62-3-3(G)
(1993) and is subject to the jurisdiction of the Commission pursuant to the Public Utility Act, NMSA 1978, Sections 62-1-1 et seq., (1993 and 1997).
                                               -- ----

     3. The Commission has jurisdiction over the parties to this case and the subject matter thereof.

     4.  Reasonable, proper and adequate notice of this case has been given.

     5. Certain parties and Staff filed a Stipulation in this case which proposes to resolve all outstanding matters in this Docket, in accordance with NMPUC Rule 110.85(a).

     6. The City of Las Cruces timely filed its Statement in Opposition to the Stipulation in accordance with NNTUC Rule 110.85(b).

     7. A hearing on the Stipulation was conducted by the Commission pursuant to NMSA 1978, Section 62-10-1 et seq. and NMPUC Rule 110.85 on September 2, 199, and record of the hearing was made pursuant to NMSA 1978, Section 62-10-15.

     8. The proponents of the Stipulation have met their burden of supporting the Stipulation with sufficient evidence and legal argument to allow the Commission to approve the Stipulation to the extent set forth in the Discussion above.

Final Order
Case No. 2722

      9. Substantial evidence in the record as a whole supports the approval of the Stipulation by the Commission, consistent with the findings and conclusions, whether or not numbered, contained in this Order.

     10. The City of Las Cruces did not present substantial evidence in the record as a whole to refute a finding that the Stipulation is fair, just and reasonable and in the public interest, as determined by the Commission in the Discussion above.

     11. It is in the public interest for the Commission to disapprove or reserve its determinations on certain portions of the Stipulation as directed in the Discussion above.

     12. The Commission should approve the Stipulation, except where inconsistent with this Order.

     13. The proposed Low Income Rate Rider should not be approved, based on the Commission's application of Mountain States Legal Foundation v. New Mexico State Corporation Commission, 101 N.M. 657,687 P.2d 92 (1984).

     14. EPE should be required to file rates consistent with this Order, effective for the first available billing cycle no later than the November billing cycle, which are consistent with the Stipulation and Proof of Revenue Analysis attached thereto, subject to review by Staff and the Commission for compliance with this Order.

     15. The Commission's approval of this Stipulation as set forth in this Order should not constitute Commission approval of or establish precedent regarding any principle or issue in the proceeding.

     16. The City of Las Cruces' Motion for Expedited Discovery filed on September 10, 1998, is untimely and not well taken and should be denied.

Final Order
Case No. 2722

     17. EPE's pending fuel and purchased power clause case, docketed as NMPUC Case No. 2802, should be dismissed pursuant to the Stipulation and this Order.

     18. Staffs request for further investigation of EPE's rates pending in NMPUC Case No. 2846 is rendered moot by this Order and should be dismissed without prejudice.

     IT IS THEREFORE ORDERED:

     A. The findings, conclusions, decisions, rulings and determinations made and contained herein, whether or not numbered, contained in the Discussion and Findings and Conclusions above are adopted as the orders of the Commission.

     B. The Stipulation is hereby approved, except where otherwise inconsistent with this Order.

     C. On or before September 30, 1998, EPE shall file an Advice Notice containing the rates approved in this Order, subject to review by Staff and the Commission for compliance with this Order, to be effective beginning with EPE's next available billing cycle, and no later than its November billing cycle.

     D.   The proposed Low Income Rider is disapproved.

     E. Approval of the Stipulation and Amendment to Stipulation does not constitute Commission approval of or precedent regarding any principle or issue in this proceeding.

     F.   The City of Las Cruces' Motion for Expedited Discovery is denied.

     G. NMPUC Case Nos. 2802 and 2846 shall be dismissed in accordance with the determinations contained in this Order.

Final Order
Case No. 2722

     H. Any outstanding matter not specifically ruled on is disposed of consistent with this Order.

     I. Copies of this Order shall be mailed to all persons listed on the official service list for this case and for NMPUC Case Nos. 2802 and 2846.

     J.  This Order is effective immediately.

     K.  This Docket is closed.

     ISSUED under the Seal of the Commission at Santa Fe, New Mexico, this 24th day of September, 1998.

                             NEW MEXICO PUBLIC UTILITY COMMISSION


                                /s/  WAYNE SHIRLEY
                             ---------------------------------------
                             WAYNE SHIRLEY, CHAIRMAN


                                /s/  BEATRIZ RIVERA
                             ---------------------------------------
                             BEATRIZ RIVERA, COMMISSIONER


                                /s/  ROBERT M. SCHWARTZ
                             ---------------------------------------
                             ROBERT M. SCHWARTZ, COMMISSONER

                BEFORE THE NEW MEXICO PUBLIC UTILITY COMMISSION


IN THE MATTER OF THE COMPLAINTS OF  )
J. DERALD MORGAN AND JOE LUJAN      )
AGAINST EL PASO ELECTRIC COMPANY    )
AND THE INVESTIGATION OF EL PASO    )
ELECTRIC COMPANY'S RATES,           )
                                    )              Case No. 2722
EL PASO ELECTRIC COMPANY,           )
                                    )
               Respondent.          )
                                    )


                             CERTIFICATE OF SERVICE

     I HEREBY CERTIFY that a true and correct copy of the foregoing Final Order, issued September 24, 1998, was mailed first-class mail, postage prepaid, to each of the following:

David S. Cohen, Esq.                      Mr. Thomas L. Newsom
Cohen & Cohen., P.A.                      El Paso Electric Company
121 Sandoval Street, Suite 300            P.O. Box 982
Santa Fe, NM 87501-2140                   El Paso, TX 79901

Mr. J. Derald Morgan                      Mr. Joe Lujan
2425 Janet Ann Lane                       1200 Lujan-Hill Road
Las Cruces, NM 88005                      Las Cruces, NM 88005

Charles F. Noble, Esq.                    Mr. Michael Dirineier
Assistant Attorney General                Georgetown Consulting Group
P.O. Drawer 1508                          456 Main Street
Santa Fe, NM 87504-1508                   Ridgefield, CT 06877

Steven S. Michel, Esq.                    Mr. Ray Stanley
320 Galisteo Street, Suite 301            R.J. Stanley & Associates
Santa Fe, NM 87501                        1750 N. Collins Blvd., Suite 209
                                          Richardson, TX 75080-3625
Nann Houliston, Esq.
City of Las Cruces                        Mr. Jerry Trojan
Utility Counsel                           Assistant City Manager
P.O. Box 2248                             P.O. Box 20000
Albuquerque, NM 87103                     Las Cruces, NM 88004

Peter Q. Nyce, Jr., Esq.                    Mr. I. David Rosenstein
General Attorney, Regulatory Law Office     Lundberg, Marshall & Associates
U.S. Army Legal Services Agency             P.O. Box 429349
Department of the Army                      Cincinnati, OH 45242-9349
901 N. Stuart St., Suite 713
Arlington, VA 22203-1837                    Mr. Jeffrey D. Rudolph
                                            Manager of Rates and Regulatory
Mr. John Schaefer                           Affairs
2605 South Espina                           Plains Electric Generation &
Las Cruces, NM 88005                        Transmission
                                            Cooperative, Inc.
Randy E. Lovato, Esq.                       P.O. Box 6551
Staff Counsel                               Albuquerque, NM 87197-6551
Plains Electric Generation &
Transmission Cooperative, Inc.              Richard N. Carpenter, Esq.
P.O. Box 6551                               Carpenter & Nixon, LLP
Albuquerque, NM 87197-6551                  P.O. Box 1837
                                            Santa Fe, NM 87504-1837
Mr. Joseph A. Biedron
President/CEO                               Thomas A. Figart, Esq.
Great Las Cruces Chamber of Commerce        Assistant County Attorney
Post Office Drawer 519                      County of Dona Ana
Las Cruces, NM 88004-0519                   180 W. Amador
                                            Las Cruces, NM 88001
and hand-delivered to:

Maryanne Reilly, Esq.
Staff Counsel
NMPUC
224 East Palace Avenue
Santa Fe, NM 87501


        DATED this 24th day of September, 1998.

                                 NEW MEXICO PUBLIC UTILITY COMMISSION


                                    /s/  STACEY J. GOODWIN
                                 --------------------------------------
                                 Stacey J. Goodwin
                                 Commission Counsel

                                       2


Certificate of Service
Case No. 2722

BEFORE THE NEW MEXICO PUBLIC  UTILITY COMMISSION


IN THE MATTER OF THE COMPLAINTS OF  )
J. DERALD MORGAN AND JOE LUJAN      )
AGAINST EL PASO ELECTRIC COMPANY    )
AND THE INVESTIGATION OF EL PASO    )
ELECTRIC COMPANY'S RATES,           )
                                    )
EL PASO ELECTRIC COMPANY,           )
                                    )
                Respondent.         )           Case No. 2722
                                    )


                     STIPULATION AND SETTLEMENT AGREEMENT

     WHEREAS, on July 10, 1996, J. Derald Morgan and on August 9, 1996, Joe Lujan filed complaints with the New Mexico Public Utility Commission ("NMPUC") against El Paso Electric Company ("EPE" or "Company") ; and

     WHEREAS, pursuant to the NMPUC's Order Docketing Formal Complaint Proceeding, issued October 7, 1996, and subsequent Orders of the NMPUC, EPE made its Compliance Filing in the above-styled and numbered proceeding on March 3, 1997; and

     WHEREAS, on August 1, 1997, the NMPUC issued its Order requiring EPE to make a Continuation Filing pursuant to NMPUC Rules 550.12 and 550.13 docketed as NMPUC Case No. 2802; and

     WHEREAS, on November 24, 1997, the NMPUC issued its Order Suspending Fuel Clause in NMPUC Case No. 2802, under which the Company's existing Fuel and

Purchased Power Cost Adjustment Clause ("FPPCAC") was to remain in effect until further order of the NMPUC; and

     WHEREAS, on January 30, 1998, the Company made its 1997 Fuel Reconciliation and Palo Verde Performance Evaluation filing which was consolidated by the NMPUC with NMPUC Case No. 2802; and

     WHEREAS, on June 1, 1998, the NMPUC issued its Phase I Order in NMPUC Case No. 2722 making Findings of Fact and Conclusions of Law by the NMPUC regarding the effect and interpretation of the Stipulation and Final Order in NMPUC Case No. 2009; and

     WHEREAS, the Company filed its Notice of Appeal with the New Mexico Supreme Court on the NMPUC's Phase I order which was docketed as Case No. 25,259; and

     WHEREAS, the NMPUC Staff filed Staff's Petition for Investigation of Rates on June 12, 1998, in NMPUC Case No. 2846; and

     WHEREAS, the Signatories desire to resolve the above-referenced regulatory matters and appeals on a comprehensive basis; and

     WHEREAS, the Signatories' intent by entering into this Stipulation is to serve the public interest because the Stipulation provides, based upon revaluation of EPE's generating assets, for the immediate implementation of lower rates for all customer classes that are just and reasonable for the Company and its New Mexico customers, provides EPE rate certainty for thirty months, provides for present and future benefits resulting from lower asset values agreed to in this Stipulation, promotes the adequate and efficient provision of electric service, provides a transition to electric restructuring for EPE and its customers, provides power from renewable resources located in New Mexico, eliminates EPE's fuel and purchase power cost adjustment clause and is in accordance with applicable law; and

     WHEREAS, it is the intent of the Signatories that in the event that retail competition restructuring legislation is enacted by the New Mexico State Legislature, the provisions of this Stipulation constitute a partial plan for accommodating the Company's transition to competition; and

     WHEREAS, resolution on a stipulated basis of the matters set forth herein would conserve resources, avoid the uncertainties inherent in future litigation, and reduce rate case expenses now and in the future;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the parties (the "Signatories") to this Stipulation and Settlement

Agreement (the "Stipulation"), through their undersigned authorized representatives, stipulate and agree as follows:

1. (a) The Company will implement a Five Million Dollar ($5,000,000) annual base rate reduction effective pursuant to Paragraph 1. (b) herein. NMPUC Case No. 2722 shall serve as the vehicle for implementation and approval of the rate terms of this Stipulation, and NMPUC Case No. 2846 shall be dismissed. Rate design for the revenue decrease included in this Stipulation shall be implemented pursuant to Paragraph 1.(c) below.

     (b) The Signatories agree that the Company shall implement rates consistent with this Stipulation effective with the first full billing cycle occurring after September 30, 1998, or thirty (30) days after entry of a final order in NMPUC Case No. 2722 approving this Stipulation, whichever is later.

     (c) Except as otherwise specifically provided in this subparagraph, the Signatories agree that the rate design and cost allocation for EPE's rate decrease shall remain consistent with the Company's current tariffs.

          (i) The Company's Residential Rate Schedule No. 01 shall receive a Three Million Two Hundred Ninety-Five Thousand Dollar ($3,295,000) rate reduction. This reduction shall include Four Hundred Thousand Dollars ($400,000) for the implementation of a

                Low Income Rider ("LIR"), similar to the LIR in place for Texas customers. Low income customers who qualify for food stamps under New Mexico law shall be eligible to receive a waiver of the Company's customer charge. The remaining reduction shall be applied to all residential customers. The Company shall use its best efforts to inform its customers of the availability of the LIR and will coordinate its implementation with the appropriate New Mexico state agency. Within thirty (30) days after entry of a final order approving this Stipulation, EPE shall file with and obtain approval from the NMPUC or its successor ("Commission") of an LIR tariff.

          (ii) The Company shall offer its New Mexico Military Research and Development ("MR&D") customers an interruptible rate similar to that offered its Texas military installation, as described in Paragraph 1.(d)(i), and a reduction in the annual revenue allocation associated with the Company's MR&D rate of Five Hundred Thousand Dollars ($500,000).

          (iii) All remaining rate classes not addressed in Paragraphs 1.(c)(i) or 1.(c)(ii) shall receive a reduction of One Million Two Hundred Five Thousand Dollars ($1,205,000), to be allocated to the classes on a pro rata basis as shown on Exhibit 1 to this Stipulation.

     (d) In addition to the rate reduction provided in Paragraph 1.(c) above, the Company shall offer the following:

          (i) The Company shall offer interruptible service to qualified customers in New Mexico comparable to the interruptible service offered by the Company to its Texas customers. Within thirty
                (30) days after entry of a final order approving this Stipulation, EPE shall file with and obtain approval from the Commission for interruptible rate schedules consistent with this Stipulation.

          (ii) The Company shall be allowed to enter into mutually agreeable special rate contracts with its nonresidential customers. Each contract shall include a term of up to three (3) years or the effective date of open access, whichever is later. This contract term limitation shall not apply to the MR&D rate class. All contracts executed pursuant to this provision shall be filed with and approved by the Commission before they become effective. This Stipulation and the Signatories' support for the Stipulation is contingent upon the Commission's granting of the Motion to Approve Load Retention Contract on an Expedited Basis and Dismiss Complaint filed in NMPUC Case No. 2841 on or before the date a final order approving this Stipulation is entered. In any future rate proceeding to review the Company's rates effective after the Moratorium Period (as described in Paragraph 2.(a)), EPE shall have the burden of proof to demonstrate why any revenue shortfall resulting from special contracts should be allocated to other customers.

2. (a) Subject to the terms of this Stipulation, during the thirty (30) months immediately following implementation of rates consistent with this Stipulation (the "Moratorium Period") , the Company' s New Mexico rates shall be fixed and will not increase or decrease. During the Moratorium Period, the Company's rates shall be deemed to fully recover its cost of service.

     (b) During the Moratorium Period, and to the extent consistent with rates established by the final order in NMPUC Case No. 2722, the Company and Signatories may make filings, subject to Commission approval, that:
          (i) modify tariffs, riders and terms and conditions of existing rate schedules, or (ii) add new tariffs or riders, and terms and conditions to address competitive conditions or secure additional load so long as there is no increase or reduction to the rates reflected in the New Mexico retail rate schedules charged any rate class and implemented pursuant to this Stipulation. Miscellaneous tariff filings, such as for incentive and load retention rates or special services, are not subject to the rate moratorium, but are subject to Commission approval. Nothing in this paragraph shall be construed as a predetermination of the appropriate ratemaking treatment of any such changes.

     (c) Except as otherwise provided in Paragraphs 2.(b) and 2.(f) herein, neither the Company nor any successor in interest or assignee may request from its New Mexico regulatory authorities or support an increase in rates above the level established by the final order in NMPUC Case No. 2722 which would take effect prior to the expiration of the Moratorium Period.

     (d) Except as otherwise provided in Paragraphs 2.(b) and 2.(f) herein, the Signatories agree not to institute on their own motion or encourage or condone another to seek or institute during the Moratorium Period any proceeding requesting a change in the Company's rates which would take effect prior to the end of the Moratorium Period. This provision does not prohibit any party from filing a rate change request with the Commission during the Moratorium Period which is not to take effect until after the Moratorium Period. If a complaint is filed with the Commission or any other New Mexico regulatory authority requesting an inquiry into the reasonableness of the Company's rates, and the Commission or any other regulatory authority institutes such an inquiry, the Signatories commit to support the provisions of this Stipulation. In the course of any such investigation or proceeding, the Company shall be entitled to defend against a rate reduction in any manner necessary and appropriate under the terms of this Stipulation.

     (e) All Signatories understand and agree that it is the reasonable expectation and intention of the Signatories that during the Moratorium Period the Company's rates will not be changed regardless of any circumstances that could otherwise increase or decrease rates. By entering into and executing this Stipulation, the Signatories express their support for:

          (i) Excluding EPE from any legislatively proposed rate decrease effective during the Moratorium Period; and

          (ii) The legislature providing credit for the rate decrease in this Stipulation against any decrease provided for by the legislature during the Moratorium Period.

          The Signatories understand and agree that the support referred to herein is limited to support prior to legislative enactment and no Signatory is obligated to violate or actively oppose the terms of enacted legislation as a result of this Stipulation.

     (f) The Signatories agree that in the event any Commission investigation or other Commission proceeding is instituted during the Moratorium Period, directly or indirectly, both to review the reasonableness of the Company's rates and to seek a change in those rates that would become effective prior to the expiration of the Moratorium Period, the Company's rate base shall include, for determination in that case, instead of the revalued assets otherwise agreed to in this Stipulation, the original cost less depreciation ("OCLD") asset values depicted on Exhibit 2 less the additional applicable straight-line depreciation accumulated for those assets. If in such a proceeding the Commission does not order a rate change effective prior to the termination of the Moratorium Period, then the revalued asset values, as contained in this Stipulation, shall be employed for rate making purposes. If the Company's rates are reduced by the Commission effective at any time prior to the end of the Moratorium Period, then the Signatories agree that the Company's agreement to the revaluation of these assets is void and the asset values will revert to their OCLD values for the remainder of the Moratorium Period, after which this Stipulation shall no longer govern the Company's generation asset values. The Company agrees that it cannot seek retroactive recovery of any portion of the reduced revenues resulting from the rate decrease provided for in Paragraph 1.(a) of this Stipulation.

3. The Company has given valuable consideration and assumed substantial business risks in exchange for the expectation and assurances contained in this Stipulation that its rates will not be reduced during the Moratorium Period.

4. The Signatories agree that the Company shall, within thirty (30) days after a final order approving this Stipulation, for New Mexico jurisdictional ratemaking purposes only, and subject to Paragraph 2.(f) , permanently revalue its investment in its existing generating assets dedicated to New Mexico public service as detailed on Exhibit 2. The revalued plant investment shall be depreciated on a straight-line basis over the applicable remaining useful life of each asset in order to reflect the Signatories' intent and agreement and the Company's reasonable expectation by means of this Stipulation, to recover its remaining investment in those assets over the assets' useful lives. In the event that a retail competitive generation market develops in New Mexico which otherwise prevents full recovery, or would provide for over-recovery, over the remaining useful lives of those assets listed in Exhibit 2, the Signatories agree that EPE shall be entitled to receive 100% recovery, no more and no less, of the remaining undepreciated balance of its revalued generating assets as determined or projected by the Commission or as otherwise required by applicable law or regulation. In the event of over-recovery, EPE agrees that ratepayers are entitled to receive the benefits of any recovery above the revalued jurisdictional generation investment, net of applicable depreciation. The Signatories acknowledge and agree that this revaluation of EPE's New Mexico jurisdictional assets represents a significant reduction from the New Mexico jurisdictional OCLD value of these assets and represents a significant regulatory write-off of strandable costs. Subject to Paragraph 2.(f) , EPE agrees to forbear and relinquish any of its rights to seek cost of service ratemaking treatment of this revaluation write-down now or in the future. The Signatories agree to forbear and relinquish any and all of their rights to seek any further revaluation of these assets for any reason including changed circumstances. The Signatories further acknowledge and agree that the revaluation of EPE's assets on a New Mexico jurisdictional basis is intended to irrevocably establish EPE's right to 100% recovery of its revalued investment in existing generating assets, net of applicable depreciation, as detailed in Exhibit 2, now and in the future, notwithstanding any future differences between the revalued assets and the replacement costs of the assets, the market price of the assets or any other valuation methodologies or economic used and useful arguments or theories.

5. The Signatories agree that all economic used and useful and prudence issues related to EPE's existing generation investments as of the date of this Stipulation, consistent with Paragraph 7 herein, are hereby settled.
     Future investments in generation shall be subject to Commission review consistent with Commission rules, precedent and applicable law. The Signatories do not agree pursuant to this Stipulation to waive any rights to argue operational used and usefulness consistent with Commission rules, precedent and applicable law.

6. Nothing contained in this Stipulation shall have any precedential effect on any party in any state or federal proceeding related to any attempt to acquire the distribution assets of EPE. This Stipulation is not intended in any way to effect or otherwise impact any party's rights or abilities in the previously filed and currently pending stranded cost case brought in Docket No. SC97-2-000 before the

     Federal Energy Regulatory Commission or in any existing or future condemnation lawsuit instituted concerning EPE's distribution property.

7. The Signatories agree that the revaluation satisfies and settles any and all issues related to the value of EPE's existing generating assets for New Mexico jurisdictional ratemaking purposes now and in the future. In the event of legislative or administrative restructuring in New Mexico, the Stipulation herein evidences the Signatories' support for protection of EPE's right to 100% recovery of EPE's revalued investment in generating assets, net of applicable depreciation, as detailed on Exhibit 2, and their opposition to any legislative or administrative restructuring which does not protect EPE's recovery agreed to under this Stipulation. EPE agrees to support any legislative or administrative restructuring which EPE believes will result in a reasonable restructuring of the retail electric market in New Mexico.

8. Subject to the rate moratorium provisions of this Stipulation, the Signatories agree that EPE shall maintain an appropriate capacity reserve margin and that EPE shall be allowed to recover in rates the prudently incurred costs of that appropriate reserve margin capacity. During the Moratorium Period, EPE shall be deemed to have recovered all its reserve margin capacity costs through the rates set by this Stipulation.

9. A final order approving this Stipulation shall supersede the NMPUC Case No. 2009 Stipulation and Final order and that Stipulation and Final Order shall be of no further force and effect. EPE shall, within five (5) days of a non-appealable Commission final order approving this Stipulation, move to withdraw its appeal to the New Mexico Supreme Court in Case No. 25,259, of the NMPUC Phase I Order entered by the Commission in this proceeding on June 1, 1998. The Signatories agree that Palo Verde Unit No. 3 and one-third of the related Common Facilities and any other costs associated with Unit No. 3, shall continue to be excluded from EPE's cost of service and/or rate base or for any other cost of service purpose during the remaining life of that generating plant, and that Palo Verde Unit No. 3 shall be decertified and EPE's investment in Palo Verde Unit No. 3 shall be abandoned. Provided, however, EPE in its discretion may use Palo Verde Unit No. 3 to provide capacity or energy needed to serve EPE's New Mexico customers, including reserve margins as provided in Paragraph 7, and to the extent Palo Verde Unit No. 3 is so used, such firm capacity and energy shall be valued at the market price for the lowest equivalent firm capacity and related energy available to EPE. In such event, EPE shall be allowed to recover the equivalent market price for firm capacity and related energy in base rates as a purchase power expense. Such use of Palo Verde Unit 3 in no way commits any party to its continuing use, nor does such use preclude EPE from entering into any agreement or contract which otherwise makes the capacity and energy related to Palo Verde Unit 3 unavailable to EPE's New Mexico jurisdictional customers. Subject to Paragraph 14 of this Stipulation, the

     Signatories further agree that any additional firm capacity or energy acquired by EPE to serve New Mexico customers, if not provided by Palo Verde Unit No. 3, shall be included in EPE's rates at the lowest market price available to EPE. To the extent any such additional firm capacity or energy is obtained during the Moratorium Period, EPE's rates as established by this Stipulation shall be deemed to have recovered the cost of such firm capacity and energy.

10. The Signatories agree that, subject to the provision of this Stipulation which permanently excludes Palo Verde Unit No. 3 from rate base and authorizes the abandonment of EPE's investment in Palo Verde Unit 3, the prudence of EPE's Palo Verde investment to the date of this Stipulation is permanently resolved and can no longer be the basis for rate disallowance or penalties except as reflected by the agreement excluding Palo Verde Unit No. 3. The Signatories recognize that there are likely to be Capital Betterments and Improvements ("CBI") associated with EPE's investment in generation assets. Except for CBI's associated with plant that is excluded from rate base and abandoned pursuant to this Stipulation, EPE preserves its right to request, and the Signatories preserve their right to oppose, that CBI's associated with generating plant be allowed into rate base consistent with New Mexico law.

11. The Signatories agree that EPE's FPPCAC approved in NMPUC Case No. 1833, and the performance standards contained therein, shall become inapplicable for all future ratemaking purposes. EPE agrees to cancel and eliminate its

     FPPCAC. Prior to the implementation of retail generation competition in New Mexico, EPE's fuel and purchased power costs shall be collected exclusively as part of the Company's base rates. Subsequent to the implementation of retail generation competition in New Mexico, recovery of such costs shall be governed by applicable law and regulation. For purposes of rates established by this Stipulation, and subject to Paragraph 11, EPE shall reduce its currently proposed FPPCAC of 24.5 mills, requested in NMPUC Case No. 2802, by 22% and EPE's existing New Mexico composite FPPCAC factor of 19.49 mills shall be rolled into the base rates established by this Stipulation and allocated to each customer class as shown in Exhibit 4. The Signatories agree that EPE shall be authorized by the Commission in the final order approving the Stipulation to enter into fuel purchase hedging transactions in order to limit the financial risk to EPE of eliminating its FPPCAC. In the event EPE enters into any hedging transactions, EPE shall file notice of the transaction with the Commission and the Signatories with an affidavit from a duly authorized officer attesting that the transaction complies with the statutory requirements of the New Mexico Public Utility Act or its successor. In any proceeding to review EPE's rates that would become effective after the Moratorium Period, EPE shall have the burden of proof to affirmatively establish the reasonableness of any costs associated with such hedging transactions before they are included in rates.

12. The Signatories further acknowledge and agree that EPE is entitled to fully collect from its New Mexico jurisdictional customers the remaining undercollection resulting from its existing FPPCAC, estimated to be Six Million Nine Hundred Ninety-one Thousand Dollars ($6,991,000) as of September 30, 1998. EPE shall be allowed to create a regulatory asset in that amount which shall be included in its cost of service and EPE shall amortize the remaining balance over a sixty (60) month period from the date of a final order approving this Stipulation. It is expressly recognized that a revenue stream equal to a sixty (60) month amortization, with return at EPE's actual debt cost, is allocated to the recovery of this asset and includable in any subsequent cost of service calculation. In the event any future rate proceeding is docketed within this sixty (60) month period, EPE shall be entitled to collect any remaining unamortized balance of this regulatory asset in its rates.

13. NMPUC Case No. 2802 shall be dismissed upon entry of a final order approving this Stipulation and EPE's purchased power and fuel costs and purchasing practices for the period of January 1, 1997 to the end of the month preceding the month of the implementation of rates pursuant to Paragraph 1.(b) are deemed to have been just and reasonable.

14. The Signatories agree that the amounts of decommissioning expense allowed on an annual basis in the Company's cost of service shall be as described in Exhibit 3. Prior to the implementation of retail generation competition in New Mexico, such amounts shall be adjusted in any future rate proceeding or earnings monitoring report as necessary to reflect the higher of the then current

     Nuclear Regulatory Commission or any successor agency ("NRC") established decommissioning cost for Palo Verde, exclusive of Palo Verde Unit 3 and related Common Facilities, or the most recent decommissioning study adopted by the Palo Verde Participants, if such costs are approved by the Commission, and to enable the Company to secure an exemption pursuant to
     (S)468A of the Internal Revenue Code of 1986 from federal income tax liability in connection with its nuclear decommissioning trusts. Subsequent to the implementation of retail generation competition in New Mexico, recovery of such costs shall be governed by applicable law and regulation. The Company agrees to fund such amounts pursuant to its contractual obligations under the Arizona Nuclear Power Project Participation Agreement. In no event will such funding be below the minimum amounts established by the NRC. Such decommissioning expense shall be recognized as a reasonable and necessary expense in any rate proceeding or earnings monitoring report initiated during the Moratorium Period and, during such period, no Signatory shall contest the inclusion of such amounts in the Company's cost of service. The decommissioning investment restrictions established in NMPUC Case No. 1833 are hereby rescinded. With respect to investment limitations, the Decommissioning Fund's Investment Manager must exercise the standard of care, whether in investing or otherwise, that a prudent investor would use in the same circumstances. The term "prudent investor" means a prudent investor as described in RESTATEMENT (THIRD) OF TRUSTS (S)227 (1992).

15. (a) Within sixty (60) days after a final order approving this Stipulation, EPE shall, in cooperation with Staff and other interested persons, file a "Voluntary Renewable Energy Tariff," subject to Commission approval, establishing among other items, procedures for determining pricing and availability of capacity or energy from renewable resources. The tariff shall include options for wind power only, solar power only, geothermal power only, and a blend of renewable resources. Preference shall be given to New Mexico resources. Provided, however, nothing herein shall require EPE to acquire resources prior to the subscription by customers of any available resource. For purposes of the Stipulation and the tariff to be filed by EPE, renewable energy resources shall be defined as solar, wind and geothermal, but shall exclude hydropower. Pricing for renewable energy shall include in any premium the fixed cost of existing revalued jurisdictional generation to the extent not otherwise recoverable from nonjurisdictional customers. EPE shall be allowed to market renewable energy under the tariff within the utility as a utility function. Nothing contained herein shall be construed as a prior determination by any Signatory as to the prudency or reasonableness of the marketing costs incurred by EPE.

     (b) In acquiring future long term capacity and energy to meet its jurisdictional customer's load requirements, EPE shall prefer the acquisition of capacity and energy from renewable resources within New Mexico if that capacity and energy is comparably priced on a net levelized capacity cost basis for equivalent non-renewable resource capacity. Nothing contained herein shall limit the ability of EPE to purchase capacity or energy from renewable resources at comparable prices for the equivalent capacity or energy from non-renewable resources as part of EPE's capacity and energy procurement obligations for its jurisdictional customers.

16. EPE commits to separate its transmission and distribution assets and operations from all other EPE entities involved in non-transmission and non-distribution aspects of the utility business, either through divestiture or lease/purchase to an independent entity, in a manner consistent with other investor owned utilities doing business in New Mexico, by the time that: (a) all customers of all such investor owned public utilities doing business in New Mexico have open access to the transmission and distribution systems of such entities, and, (b) all such customers may choose their source of electric power suppliers in a competitive energy market, and (c) all investor owned public utilities, not having entered into a commitment to separate assets when other utilities have committed to separate their assets, as of the date of a final order approving this Stipulation, agree or are required by law to divest, or separate by lease/purchase to an independent entity, such assets from their non-transmission and non-distribution assets. EPE shall have the sole discretion as to which segment of its business to retain so long as there is separation of the regulated and non-regulated business functions. The Signatories acknowledge that in such an event, EPE may be required to seek the approval of its shareholders and bondholders, and the Public Utility Commission of Texas (the "PUCT") to undertake such divestiture and that the ability to consummate such divestiture, and the terms and conditions and timing of such divestiture, may be subject to approval by its shareholders and bondholders and the PUCT. In the event EPE is not able to obtain a required approval of its shareholders, bondholders or the PUCT, or is unable to obtain such approval at the time of the foregoing required divestiture in New Mexico, EPE shall make reasonable efforts to divest, lease/purchase or spin-off assets such that the New Mexico transmission and distribution assets are not directly or indirectly connected with any non-transmission and non-distribution assets of EPE.

17. The Signatories agree that if during the Moratorium Period the Commission orders the unbundling of rates to accomplish the separation of assets as described in Paragraph 15 above, the components of the rates to the Company' s customers will be set at levels which will collect neither more nor less than the rates established pursuant to this Stipulation notwithstanding the unbundling.

18. The Signatories agree that they will use their best efforts to obtain expeditious implementation of this Stipulation by the entry of appropriate final orders in NMPUC Case Nos. 2722, 2802, 2846, and, if necessary, 2841. This Stipulation assumes the legality and enforceability of the rates, methodologies, and agreements set forth in this Stipulation. Should any rate, methodology, or agreement set forth in this Stipulation be rejected, modified or is directly or indirectly rendered inoperable by either the Commission, a court, or by an act of the New Mexico legislature, any Signatory who is a party to Case No. 2722 shall have the right to withdraw from this Stipulation and declare this Stipulation void. However, the Signatories agree to negotiate in good faith to substitute a rate, methodology, or agreement with the same economic effect as that rejected, modified or is directly or indirectly rendered inoperable by the Commission, a Court, or the New Mexico Legislature. In the event that the Stipulation is not approved in its entirety by the Commission, this Stipulation shall be voidable by any Signatory who is a party to NMPUC Case No. 2722. However, the Signatories agree that in the event that the LIR is determined to be illegal, EPE will commit to fund an equal annual amount over the Moratorium Period to a social services agency in Dona Ana County acceptable to the Signatories.

19. It is recognized and agreed by the Signatories that this Stipulation is made and filed solely in connection with the compromise and settlement of rate matters related to the Company and is subject to the specific approval of the Commission of the matters herein stipulated. It is the result of a unique fact situation, and its resolution is special to the circumstances presented. This Stipulation shall not prejudice, bind, or affect any Signatory, or be viewed as an admission, except to the extent necessary to give effect to or enforce the terms of this Stipulation or unless otherwise specifically stated herein. In the event this Stipulation is not approved by the Commission and implemented, nothing in the Stipulation or negotiations leading up to its execution shall be construed as an admission of a Signatory's position on any issue and shall not be used or offered into evidence in this or any other proceeding.

20. Other Signatories may agree to the terms of this Stipulation through the execution of a separate signature page.

     DATED this 15th day of July, 1998.

/s/  GARY R. HEDRICK                    /s/  DAVID A. MCCORMICK
-------------------------------         ---------------------------------
EL PASO ELECTRIC COMPANY                DEPARTMENT OF DEFENSE


/s/  CHARLES F. NOBLE                   /s/  MARYANNE REILLY, ESQ.
-------------------------------         ---------------------------------
ATTORNEY GENERAL                        COMMISSION STAFF


/s/  STEVEN S. MICHEL
-------------------------------
LARGE POWER USERS COALITION
(LPUC) / NEW MEXICO INDUSTRIAL
ENERGY CONSUMERS (NMIEC)

BEFORE THE NEW MEXICO PUBLIC  UTILITY COMMISSION


IN THE MATTER OF THE COMPLAINTS OF  )
J. DERALD MORGAN AND JOE LUJAN      )
AGAINST EL PASO ELECTRIC COMPANY    )
AND THE INVESTIGATION OF EL PASO    )
ELECTRIC COMPANY'S RATES,           )
                                    )
EL PASO ELECTRIC COMPANY,           )
                                    )
                Respondent.         )           Case No. 2722
                                    )


                            CERTIFICATE OF SERVICE

     I HEREBY CERTIFY that on July 15, 1998 a true and correct copy of the foregoing Stipulation and Settlement Agreement was mailed first class, postage prepaid, or hand delivered as indicated, or faxed as indicated, to each of the following:

David S. Cohen                                  Mr. Thomas L. Newsom
Cohen & Cohen, P.A.                             El Paso Electric Company
121 Sandoval, Suite 300                         123 W. Mills
Santa Fe, NM  87501                             El Paso, TX  79901

Mr. J. Derald Morgan                            Mr. Joe Lujan
2426 Janet Ann Lane                             1200 Lujan-Hill Road
Las Cruces NM  88005                            Las Cruces, NM  88005

Charles F. Noble, Esq.                          Mr. Robert J. Henkes
Assistant Attorney General                      Georgetown Consulting Group
P.O. Drawer 1508                                456 Main Street
Santa Fe, NM 87504-1508                         Ridgefield, CT  06877

Steven S. Michel                                Mr. Ray Stanley
320 Galisteo Street,                            R.J. Stanley & Associates
Suite 301                                       1750 N. Collins Blvd., Suite 209
Santa Fe, NM 87501                              Richardson, TX 75080-3625

Nann Houliston, Esq.                            Mr. Jeffrey D. Rudolph
City of Las Cruces                              Manager of Rates and
Utility Counsel                                     Regulatory Affairs
P.O. Box 2248                                   Plains Electric Generation
Albuquerque, NM 87103                               & Transmission Cooperative
                                                P.O. Box 6551
                                                Albuquerque, NM 87197-6551

Peter Q. Nyce Jr. Esq.                          Mr. Jerry Trojan
General Attorney                                Assistant City Manager
Regulatory Law Office                           P.O. Box 20000
U.S. Army Legal Services Agency                 Las Cruces, NM 88004
Department of the Army
901 N. Stuart St., Suite 713
Arlington, VA 22203-1837
                                                Richard N. Carpenter
                                                Carpenter & Nixon
Randy E. Lovato, Esq.                           P.O. Box 1837
Staff Counsel                                   Santa Fe, NM 87504-1837
Plains Electric Generation
    & Transmission Cooperative                  Charles Johnson
P.O. Box 6551                                   1338 Foothill Drive #234
Albuquerque, NM 87197-6551                      Salt Lake City, UT  84018


David A. McCormick                              Mr. I. David Rosenstein
Department of the Army                          Lundberg Marshall & Associate
U.S. Army Legal Services Agency                 P.O. Box 429349
901 N. Stuart Street                            Cincinnati, OH 45242-9349
Arlington, VA  22203-1837

HAND DELIVERY                                   HAND DELIVERY
Michael Barlow                                  Maryanne Reilly, Esq.
Hearing Examiner                                Steve Hattenbach, Esq.
NMPUC                                           NMPUC
224 East Palace                                 224 East Palace Ave.
Santa Fe, NM  87501                             Santa Fe, NM 87501

HAND DELIVERY
John Curl
NMPUC
224 East Palace Ave.
Santa Fe, NM  87501

                                 Respectfully submitted,

                                 COHEN & COHEN, P.A.


                                 /s/  RANDALL W. CHILDRESS
                                 ------------------------------
                                 David S. Cohen
                                 Jane C. Cohen
                                 Randall W. Childress
                                 121 Sandoval, Suite 300
                                 Santa Fe, NM  87501
                                 (505) 983-9277
                                 (505) 986-9663 [fax]

                                 ATTORNEYS FOR EL PASO
                                 ELECTRIC COMPANY

New Mexico Jurisdictional Base Revenues                                Exhibit 1
   Twelve Months Ended May 1998








  Rate                               Current Base    Dollar        Adjusted
Schedule                                Revenues    Reduction    Base Revenues
--------                             ------------  ------------  -------------

   01       Residential              $ 32,950,971  $ 3,295,097   $ 29,655,874

   02       Water Heating               1,764,575       56,084      1,708,491
   03       Small Commercial            9,602,033      305,185      9,296,848
   04       General Service             8,252,719      262,299      7,990,420
   05       Irrigation Service          1,240,616       39,431      1,201,185
   07       City/County                 3,604,270      114,556      3,489,714
   08       Municipal Pumping           1,110,767       35,304      1,075,463
   09       Large Power                 8,837,969      280,901      8,557,068

   10       M, R&D                      8,521,830      500,000      8,021,830

   11       Municipal Lighting            459,054       14,590        444,464
   12       Private Area Lighting         562,353       17,873        544,480
   14       Subdivision Lighting            2,018           64          1,954
   19       Seasonal Agriculture          308,167        9,795        298,372
   25       Recreational Lighting          35,867        1,140         34,727
   26       NMSU                        2,129,457       67,681      2,061,776
                                     ------------  ------------  ------------

            Total Base Revenues      $ 79,382,666  $ 5,000,000   $ 74,382,666
                                     ============  ============  ============

                                                                       Exhibit 2

Revaluation Of Generation Assets

                                                                                                                  Average Years
                                        ($000)                       ($000)           ($000)                      Of Remaining
                                         OCLD      Dollars Per     Revaluation     Revalued Basis   Dollars Per   Service Life
Description                    mW (b)  9/30/96     Installed kW    Adjustment          9/30/96      Installed kW     9/30/96
-----------                    -----   -------     ------------    ----------        ---------      ------------     -------

Nuclear:
-------

PVNGS Unit 1                     200   $ 347,194   $ 1,735.97      $ (174,055)       $ 173,139      $   865.70        28.67
PVNGS Unit 2                     200     431,711     2,158.56        (216,426)         215,285        1,076.43        29.58
                                ----   ---------   ----------     -----------        ---------      ----------

Total Nuclear (a)                400     778,905     1,947.26        (390,481)         388,424          971.06

Non-Nuclear:
-----------

Newman                           482      46,192        95.83          28,237           74,429          154.42        21.65
Rio Grande                       246      10,030        40.77           1,642           11,672           47.45        18.55
Copper                            68      14,415       211.99           1,858           16,273          239.31        10.95
Four Corners                     104      36,178       347.87          68,138          104,316        1,003.04        13.05
                                ----   ---------   ----------     -----------        ---------     -----------

Total Non-Nuclear                900     106,815       118.68          99,875          206,690          229.66

                                ----   ---------   ----------     -----------        ---------     -----------
Total Generation - NM Basis     1300   $ 885,720   $   681.32      $ (290,606)       $ 595,114      $   457.78
                                ====   =========   ==========     ===========        =========     ===========


The rate base effect of the net write down in plant values as of September 30, 1996, reflecting values established at February 12, 1996 upon emergence from bankruptcy, is offset by deferred federal income taxes of $101,712 (in thousands) reflecting EPE's intention of avoiding a normalization violation of the U.S. Internal Revenue Code. The Signatories have accepted the ADFIT adjustment in this particular case without precedent as part of the settlement in this case.

Notes:

(a) Including asociated common facilities

(b) Nominal name plate rating

EL PASO ELECTRIC COMPANY                                               EXHIBIT 3
NEW MEXICO CASE NO. 2722 COMPLIANCE FILING
PROOF OF REVENUE ANALYSIS
FOR THE MONTH ENDED MAY,  1998


                                                                 --------------------------------------------------------
                                                                                             VOLTAGE       UNIT RATES
                                                                             RATE           ADJUSTED        INCLUDING
       LINE                        DESCRIPTION                              DESIGN         FUEL FACTOR        FUEL
      -------    ------------------------------------------------      --------------------------------------------------
           1     RATE 01 - RESIDENTIAL SERVICE
           2     Customer Charge                                                $6.00                           $6.00
           3     Energy Charge (KWH)                                         $0.07198        $0.01975        $0.09173
           4     Energy Over 650  (Nov-April)                                $0.04085        $0.01975        $0.06060


           5     TOTAL WATER HEATING
           6     Meters                                                         $1.50                           $1.50
           7     Total KWH
           8     Residential KWH                                             $0.04472        $0.01975        $0.06447
           9     Small Commercial KWH                                        $0.04472        $0.01975        $0.06447
          10     General Service KWH


          11     RATE 03 - SMALL COMMERCIAL SERVICE
          12     Customer Charge                                                11.50                          $11.50
          13     Energy Charge (KWH)
          14         First Block (0-150 Hrs.)                                $0.02841        $0.01975        $0.04816
          15         Second Block (151-300 Hrs.)                             $0.02157        $0.01975        $0.04132
          16         Third Block (Above 300 Hrs.)                            $0.01145        $0.01975        $0.03120
          17     Demand Charge (KW)                                             12.70                          $12.70
          18     Alternate:  Customer Charge                                    11.50                          $11.50
          19         First Block (0-1500 KWH)                                $0.09054        $0.01975        $0.11029
          20         Second Block (Above 1500 KWH)                           $0.07103        $0.01975        $0.09078

EL PASO ELECTRIC COMPANY                                               EXHIBIT 3
NEW MEXICO CASE NO. 2722 COMPLIANCE FILING
PROOF OF REVENUE ANALYSIS
FOR THE MONTH ENDED MAY,  1998


                                                                 --------------------------------------------------------
                                                                                             VOLTAGE       UNIT RATES
                                                                             RATE           ADJUSTED        INCLUDING
       LINE                        DESCRIPTION                              DESIGN         FUEL FACTOR        FUEL
      -------    ------------------------------------------------      --------------------------------------------------
          21     RATE 04 - GENERAL SERVICE
          22     Customer Charge                                             $  26.22                          $26.22
          23     Energy Charge (KWH)
          24     Demand Charge (KW)                                          $  10.87                          $10.87

          25         First Block Primary                                     $0.04521        $0.01883        $0.06404
          26         Second Block Primary                                    $0.01881        $0.01883        $0.03764
          27         Third Block Primary                                     $0.00582        $0.01883        $0.02465
          28         First Block Secondary                                   $0.04521        $0.01975        $0.06496
          29         Second Block Secondary                                  $0.01881        $0.01975        $0.03856
          30         Third Block Secondary                                   $0.00582        $0.01975        $0.02557


          31     RATE 05 - IRRIGATION SERVICE
          32     Customer Charge                                               $15.00                          $15.00
          33     Energy Charge (KWH)
          34         Summer Block (May-Oct)
          35          First Block (0-75 Hrs.)                                $0.07567        $0.01975        $0.09542
          36          Second Block (76-150 Hrs.)                             $0.06327        $0.01975        $0.08302
          37          Third Block (Above 150 Hrs.)                           $0.05245        $0.01975        $0.07220
          38         Winter Block (Nov-April)                                $0.02749        $0.01975        $0.04724


          39     RATE 07 - CITY & COUNTY SERVICE
          40     Customer Charge                                               $18.00                          $18.00
          41     Demand Charge (KW)                                            $15.00                          $15.00
          42     Energy Charge (KWH)                                         $0.00102        $0.01975        $0.02077


          43     RATE 08 - MUNICIPAL PUMPING
          44     Customer Charge                                               $15.75                          $15.75
          45     Energy Charge (KWH) Total                                   $0.05853
          46         KWH (Primary)                                           $0.05853        $0.01883        $0.07736
          47         KWH (Secondary)                                         $0.05853        $0.01975        $0.07828

EL PASO ELECTRIC COMPANY                                               EXHIBIT 3
NEW MEXICO CASE NO. 2722 COMPLIANCE FILING
PROOF OF REVENUE ANALYSIS
FOR THE MONTH ENDED MAY,  1998


                                                                 --------------------------------------------------------
                                                                                             VOLTAGE       UNIT RATES
                                                                             RATE           ADJUSTED        INCLUDING
       LINE                        DESCRIPTION                              DESIGN         FUEL FACTOR        FUEL
      -------    ------------------------------------------------      --------------------------------------------------
          48     RATE 09 - LARGE POWER

          49     Customer Charge                                                $0.00                           $0.00
          50     Demand Charge (KW)                                            $19.30                          $19.30
          51     Energy Charge (KWH) Total                                   $0.00828
          52         KWH (Primary)                                           $0.00828        $0.01883        $0.02711
          53         KWH (Secondary)                                         $0.00828        $0.01975        $0.02803


          54     RATE 10 - MILITARY RESEARCH & DEVELOPMENT


          55     Customer Charge                                              $510.00                         $510.00
          56     Demand Charge (KW)                                            $19.50                          $19.50
          57     Energy Charge (KWH)                                         $0.00257        $0.01854        $0.02111
          58     O&M Charges                                                 $0.00257                        $0.00257


          59     RATE 11 - MUNICIPAL STREET LIGHTING
          60     7000 L-MV 195 Watts                                           $12.97        $0.01975          $14.29
          61     11000 L-MV 275 Watts                                          $15.19        $0.01975          $17.05
          62     20000 L-MV 450 Watts                                          $19.05        $0.01975          $22.09
          63     20000 L-MV-DBL 900 Watts                                      $29.06        $0.01975          $35.15
          64     60000 L-MV 1050 Watts                                         $32.97        $0.01975          $40.07
          65     14400 L-SV 175 Watts                                          $14.83        $0.01975          $16.01
          66     23200 L-SV 300 Watts                                          $16.99        $0.01975          $19.02
          67     45000 L-SV 475 Watts                                          $23.06        $0.01975          $26.27
          68     45000 L-SV 475 Watts                                          $38.59        $0.01975          $41.80
          69     11000 L-MV 275 Watts                                          $42.43        $0.01975          $44.29
          70     23200 L-MV 300 Watts                                          $44.09        $0.01975          $46.12
          71     7000 L-MV 195 Watts                                            $3.94        $0.01975           $5.26
          72     11000 L-MV 275 Watts                                           $5.31        $0.01975           $5.97
          73     20000 L-MV 450 Watts                                           $8.31        $0.01975          $11.35
          74     14400 L-SV 175 Watts                                           $3.60        $0.01975           $4.78
          75     19800 L-SV 250 Watts                                           $4.88        $0.01975           $5.49
          76     23200 L-SV 300 Watts                                           $5.73        $0.01975           $7.76
          77     33000 L-SV 365 Watts                                           $6.86        $0.01975           $7.71
          78     45000 L-SV 475 Watts                                           $8.74        $0.01975          $11.95

EL PASO ELECTRIC COMPANY                                               EXHIBIT 3
NEW MEXICO CASE NO. 2722 COMPLIANCE FILING
PROOF OF REVENUE ANALYSIS
FOR THE MONTH ENDED MAY,  1998


                                                                 --------------------------------------------------------
                                                                                             VOLTAGE       UNIT RATES
                                                                             RATE           ADJUSTED        INCLUDING
       LINE                        DESCRIPTION                              DESIGN         FUEL FACTOR        FUEL
      -------    ------------------------------------------------      --------------------------------------------------
          79     RATE 12 - PRIVATE AREA LIGHTING
          80     7000 L-MV 195 Watts                                           $13.14        $0.01975        $14.49
          81     11000 L-MV 275 Watts                                          $14.72        $0.01975        $16.62
          82     20000 L-MV 430 Watts                                          $19.03        $0.01975        $21.99
          83     8500 L-HPSV 124 Watts                                         $13.07        $0.01975        $13.92
          84     23200 L-HPSV 313 Watts                                        $17.52        $0.01975        $19.68
          85     7000 L-MV 195 Watts (exst pl)                                  $6.02        $0.01975         $7.37
          86     11000 L-MV 275 Watts (exst pl)                                 $7.46        $0.01975         $9.36
          87     20000 L-MV 430 Watts (exst pl)                                $11.32        $0.01975        $14.28
          88     8500 L-HPSV 124 Watts (exst pl)                                $5.32        $0.01975         $6.17
          89     23200 L-HPSV 313 Watts (exst pl)                               $9.66        $0.01975        $11.82


          90     RATE 14 - PRIV. RESD. SUBD. LIGHT
          91     14400 L-SV 193 Watts                                           $8.14        $0.01975         $9.50


          92     RATE 19 - SEASONAL AGRICULTURAL
          93     Customer Charge                                                $7.25                         $7.25
          94     Energy Charge (KWH)
          95         First Block (0-50 Hrs.)                                 $0.11604        $0.01975      $0.13579
          96         Second Block (51-150 Hrs.)                              $0.10490        $0.01975      $0.12465
          97         Third Block (Above 150 Hrs.)                            $0.05054        $0.01975      $0.07029


          98     RATE 25 - OUTDOOR RECREATIONAL LIGHTING
          99     Customer Charge                                               $18.00                        $18.00
         100     Energy Charge (KWH)                                         $0.05518        $0.01975      $0.07493

EL PASO ELECTRIC COMPANY                                               EXHIBIT 3
NEW MEXICO CASE NO. 2722 COMPLIANCE FILING
PROOF OF REVENUE ANALYSIS
FOR THE MONTH ENDED MAY,  1998


                                                                 --------------------------------------------------------
                                                                                             VOLTAGE       UNIT RATES
                                                                             RATE           ADJUSTED        INCLUDING
       LINE                        DESCRIPTION                              DESIGN         FUEL FACTOR        FUEL
      -------    ------------------------------------------------      --------------------------------------------------
         101     RATE 26 - STATE UNIVERSITY
         102            Cogeneration - Applicable Rate  (Rate 26)
         103     KVAR and Primary Voltage Discounts
         104     Demand Charge (KW)
         105     Energy Charge (KWH)
         106            Cogeneration - Applicable Rate  (Rate 09)
         107     Customer Charge                                              $100.00                         $0.00
         108     Energy Charge (KWH)                                         $0.00828        $0.01883      $0.02711
         109     Energy Charge (Maintenance Only)
         110     Demand Charge (KW)                                            $19.30                        $19.30
         111     Monthly Reservation Fee (KW*10%/month)                        $19.30                        $19.30

EL PASO ELECTRIC COMPANY                                               EXHIBIT 4
NM DECOMMISSIONING COS

           ASSUMPTIONS:
          EARNINGS: 5.8900%
        ESCALATION: 4.3000%
        COST STUDY: 1995

                                  --------------------------  --------------------------------------------
                                     Total         1/3              Unit 1           1/3          Total
                                   Spent Fuel   Spent Fuel     Decommissioning    Spent Fuel      Unit 1
                                  --------------------------  --------------------------------------------
Projected:                    1997    822,891      274,297       2,152,009          274,297     2,426,306
                              1998    822,891      274,297       2,152,009          274,297     2,426,306
                              1999    822,891      274,297       2,152,009          274,297     2,426,306
                              2000    822,891      274,297       2,152,009          274,297     2,426,306
                              2001    822,891      274,297       2,152,009          274,297     2,426,306
                              2002    822,891      274,297       2,152,009          274,297     2,426,306
                              2003    822,891      274,297       2,152,009          274,297     2,426,306
                              2004    822,891      274,297       2,152,009          274,297     2,426,306
                              2005    822,891      274,297       2,152,009          274,297     2,426,306
                              2006    822,891      274,297       2,152,009          274,297     2,426,306
                              2007    822,891      274,297       2,152,009          274,297     2,426,306
                              2008    822,891      274,297       2,152,009          274,297     2,426,306
                              2009    822,891      274,297       2,152,009          274,297     2,426,306
                              2010    822,891      274,297       2,152,009          274,297     2,426,306
                              2011    822,891      274,297       2,152,009          274,297     2,426,306
                              2012    822,891      274,297       2,152,009          274,297     2,426,306
                              2013    822,891      274,297       2,152,009          274,297     2,426,306
                              2014    822,891      274,297       2,152,009          274,297     2,426,306
                              2015    822,891      274,297       2,152,009          274,297     2,426,306
                              2016    822,891      274,297       2,152,009          274,297     2,426,306
                              2017    822,891      274,297       2,152,009          274,297     2,426,306
                              2018    822,891      274,297       2,152,009          274,297     2,426,306
                              2019    822,891      274,297       2,152,009          274,297     2,426,306
                              2020    822,891      274,297       2,152,009          274,297     2,426,306
                              2021    822,891      274,297       2,152,009          274,297     2,426,306
                              2022    822,891      274,297       2,152,009          274,297     2,426,306
                              2023    822,891      274,297       2,152,009          274,297     2,426,306
                              2024    822,891      274,297       2,152,009          274,297     2,426,306
                              2025          -            -               -                -             -
                              2026          -            -               -                -             -
                              2027          -            -               -                -             -
                                  -----------   ----------     -----------       ----------   -----------
                                   23,040,948    7,680,316      60,256,252        7,680,316    67,936,568
                                  ===========   ==========     ===========       ==========   ===========

                                  ---------------------------------------------------------------      ------------------------
                                        Unit 2               1/3                  Total                          TOTAL
                                    Decommissioning       Spent Fuel             Unit 2                    DECOMMISSIONING
                                  ---------------------------------------------------------------      ------------------------

Projected:                    1997     2,211,285            274,297              2,485,582                       4,911,888
                              1998     2,211,285            274,297              2,485,582                       4,911,888
                              1999     2,211,285            274,297              2,485,582                       4,911,888
                              2000     2,211,285            274,297              2,485,582                       4,911,888
                              2001     2,211,285            274,297              2,485,582                       4,911,888
                              2002     2,211,285            274,297              2,485,582                       4,911,888
                              2003     2,211,285            274,297              2,485,582                       4,911,888
                              2004     2,211,285            274,297              2,485,582                       4,911,888
                              2005     2,211,285            274,297              2,485,582                       4,911,888
                              2006     2,211,285            274,297              2,485,582                       4,911,888
                              2007     2,211,285            274,297              2,485,582                       4,911,888
                              2008     2,211,285            274,297              2,485,582                       4,911,888
                              2009     2,211,285            274,297              2,485,582                       4,911,888
                              2010     2,211,285            274,297              2,485,582                       4,911,888
                              2011     2,211,285            274,297              2,485,582                       4,911,888
                              2012     2,211,285            274,297              2,485,582                       4,911,888
                              2013     2,211,285            274,297              2,485,582                       4,911,888
                              2014     2,211,285            274,297              2,485,582                       4,911,888
                              2015     2,211,285            274,297              2,485,582                       4,911,888
                              2016     2,211,285            274,297              2,485,582                       4,911,888
                              2017     2,211,285            274,297              2,485,582                       4,911,888
                              2018     2,211,285            274,297              2,485,582                       4,911,888
                              2019     2,211,285            274,297              2,485,582                       4,911,888
                              2020     2,211,285            274,297              2,485,582                       4,911,888
                              2021     2,211,285            274,297              2,485,582                       4,911,888
                              2022     2,211,285            274,297              2,485,582                       4,911,888
                              2023     2,211,285            274,297              2,485,582                       4,911,888
                              2024     2,211,285            274,297              2,485,582                       4,911,888
                              2025     2,211,285                  -              2,211,285                       2,211,285
                              2026             -                  -                      -                               -
                              2027             -                  -                      -                               -
                                     -----------         ----------             ----------                    ------------
                                      64,127,265          7,680,316             71,807,581                     139,744,149
                                     ===========         ==========             ==========                    ============

EL PASO ELECTRIC COMPANY                                               EXHIBIT 5
TYPICAL BILL COMPARISON
RESIDENTIAL SERVICE RATE 1


                                                Case No 2279             Case No 2722                  Percent
Line        Consumption (KWH)                       Rates                    Rates                    Decrease
------      -----------------                 -----------------        ------------------         ----------------
    1       Customer                                  $6.00                     $6.00
    2       KWH                                    $0.08117                  $0.09173
    3       KWH Fuel                               $0.01975

    4                     100                        $16.09                    $15.17                       5.71%
    5                     200                        $26.18                    $24.35                       7.02%
    6                     300                        $36.28                    $33.52                       7.60%
    7                     400                        $46.37                    $42.69                       7.93%
    8                     500                        $56.46                    $51.87                       8.14%
    9                     600                        $66.55                    $61.04                       8.29%
   10                     700                        $76.64                    $70.21                       8.39%
   11                     800                        $86.74                    $79.38                       8.48%
   12                     900                        $96.83                    $88.56                       8.54%
   13                   1,000                       $106.92                    $97.73                       8.60%
   14                   1,500                       $157.38                   $143.60                       8.76%
   15                   2,000                       $207.84                   $189.46                       8.84%
   16                   2,500                       $258.30                   $235.33                       8.89%
   17                   3,000                       $308.76                   $281.19                       8.93%
   18                   3,500                       $359.22                   $327.06                       8.95%
   19                   4,000                       $409.68                   $372.92                       8.97%
   20                   4,500                       $460.14                   $418.79                       8.99%
   21                   5,000                       $510.60                   $464.65                       9.00%

EL PASO ELECTRIC COMPANY                                               EXHIBIT 5
TYPICAL BILL COMPARISON
RESIDENTIAL SERVICE RATE 1
            WITH LOW INCOME RIDER


                                                Case No 2279             Case No 2722                  Percent
Line        Consumption (KWH)                       Rates                    Rates                    Decrease
------      -----------------                 -----------------        ------------------         ----------------
    1       Customer                                  $6.00                     $0.00
    2       KWH                                    $0.08117                  $0.09173
    3       KWH Fuel                               $0.01975

    4                     100                        $16.09                     $9.17                      43.00%
    5                     200                        $26.18                    $18.35                      29.93%
    6                     300                        $36.28                    $27.52                      24.14%
    7                     400                        $46.37                    $36.69                      20.87%
    8                     500                        $56.46                    $45.87                      18.77%
    9                     600                        $66.55                    $55.04                      17.30%
   10                     700                        $76.64                    $64.21                      16.22%
   11                     800                        $86.74                    $73.38                      15.39%
   12                     900                        $96.83                    $82.56                      14.74%
   13                   1,000                       $106.92                    $91.73                      14.21%
   14                   1,500                       $157.38                   $137.60                      12.57%
   15                   2,000                       $207.84                   $183.46                      11.73%
   16                   2,500                       $258.30                   $229.33                      11.22%
   17                   3,000                       $308.76                   $275.19                      10.87%
   18                   3,500                       $359.22                   $321.06                      10.62%
   19                   4,000                       $409.68                   $366.92                      10.44%
   20                   4,500                       $460.14                   $412.79                      10.29%
   21                   5,000                       $510.60                   $458.65                      10.17%

EL PASO ELECTRIC COMPANY                                               EXHIBIT 5
TYPICAL BILL COMPARISON
SMALL COMMERCIAL SERVICE RATE 3

                                                    Case No 2279                     |     Case No 2722
Line        Unit Type                 Units             Rates          Extended      |        Rates                 Extended
---------   -------------------- ----------------  ---------------- ---------------- | ---------------------  ---------------------
                                                                                     |
ALTERNATE RATE                                                                       |
100% Load Factor                                                                     |
  1    Customer                                1           $11.50        $11.50      |              $11.50              $11.50
  2    KWH Total                          18,250                                     |
  3              KWH 1                     1,500         $0.09364       $140.46      |            $0.11029             $165.43
  4              KWH 2                    16,750         $0.07413     $1,241.68      |            $0.09078           $1,520.56
  5    KW                                     25            $0.00         $0.00      |               $0.00               $0.00
  6    KWH Fuel                           18,250         $0.01975       $360.44      |            $0.00000               $0.00
                                                                     ----------      |                              ----------
                                 ---------------                                     |
       Load Factor                           100%                                    |
                                 ---------------                                     |
  7    Total Bill                                                     $1,754.08      |                               $1,697.49
                                                                     ==========      |                              ==========
                                                                                     |    Decrease                       -3.23%
                                                                                     |                              ==========
                                                                                     |
75 % Load Factor                                                                     |
   8    Customer                               1           $11.50        $11.50      |           $11.50                 $11.50
   9    KWH Total                         13,688                                     |
  10              KWH 1                    1,500         $0.09364       $140.46      |            $0.11029             $165.43
  11              KWH 2                   12,188         $0.07413       $903.46      |            $0.09078           $1,106.37
  12    KW                                    25            $0.00         $0.00      |               $0.00               $0.00
  13    KWH Fuel                          13,688         $0.01975       $270.33      |            $0.00000               $0.00
                                                                     ----------      |                              ----------
                                 ---------------                                     |
        Load Factor                           75%                                    |
                                 ---------------                                     |
  14    Total Bill                                                    $1,325.75      |                               $1,283.31
                                                                     ==========      |                              ==========
                                                                                     |    Decrease                       -3.20%
                                                                                     |                              ==========
50% Load Factor                                                                      |
  15    Customer                               1           $11.50        $11.50      |              $11.50              $11.50
  16    KWH Total                          9,125                                     |
  17              KWH 1                    1,500         $0.09364       $140.46      |            $0.11029             $165.43
  18              KWH 2                    7,625         $0.07413       $565.24      |            $0.09078             $692.19
  19    KW                                    25            $0.00         $0.00      |               $0.00               $0.00
  20    KWH Fuel                           9,125         $0.01975       $180.22      |            $0.00000               $0.00
                                                                     ----------      |                              ----------
                                 ---------------                                     |
        Load Factor                           50%                                    |
                                 ---------------                                     |
  21    Total Bill                                                      $897.42      |                                 $869.13
                                                                     ==========      |                              ==========
                                                                                     |    Decrease                       -3.15%
                                                                                     |                              ==========
25% Load Factor                                                                      |
  22    Customer                               1           $11.50        $11.50      |              $11.50              $11.50
  23    KWH Total                          4,563                                     |
  24              KWH 1                    1,500         $0.09364       $140.46      |            $0.11029             $165.43
  25              KWH 2                    3,063         $0.07413       $227.02      |            $0.09078             $278.01
  26    KW                                    25            $0.00         $0.00      |               $0.00               $0.00
  27    KWH Fuel                           4,563         $0.01975        $90.11      |            $0.00000               $0.00
                                                                     ----------      |                              ----------
                                 ---------------                                     |
        Load Factor                           25%                                    |
                                 ---------------                                     |
  28    Total Bill                                                      $469.09      |                                 $454.95
                                                                     ==========      |                              ==========
                                                                                     |    Decrease                       -3.02%
                                                                                     |                              ==========

EL PASO ELECTRIC COMPANY                                               EXHIBIT 5
TYPICAL BILL COMPARISON
SMALL COMMERCIAL SERVICE RATE 3


                                                     Case No 2279                     |     Case No 2722
Line        Unit Type                  Units             Rates          Extended      |        Rates                 Extended
---------   --------------------- ----------------  ---------------- ---------------- | ---------------------  ---------------------
                                                                                      |
                                                                                      |
100% Load Factor                                                                      |
   1    Customer                                1            $11.50        $11.50     |               $11.50              $11.50
   2    KWH Total                          18,250                                     |
   3              KWH 1                     3,750          $0.03087       $115.76     |             $0.04816             $180.61
   4              KWH 2                     3,750          $0.02403        $90.11     |             $0.04132             $154.96
   5              KWH 3                    10,750          $0.01391       $149.53     |             $0.03120             $335.44
   6    KW                                     25            $12.75       $318.75     |               $12.70             $317.50
   7    KWH Fuel                           18,250          $0.01975       $360.44     |             $0.00000               $0.00
                                                                       ----------     |                              -----------
                                  ---------------                                     |
   8    Load Factor                           100%                                    |
                                  ---------------                                     |
   9    Total Bill                                                      $1,046.10     |                                $1,000.01
                                                                       ==========     |                              ===========
                                                                                      |     Decrease                       -4.41%
                                                                                      |                              ===========
75% Load Factor                                                                       |
  10    Customer                                1            $11.50        $11.50     |               $11.50              $11.50
  11    KWH Total                          13,688                                     |
  12              KWH 1                     3,750          $0.03087       $115.76     |             $0.04816             $180.61
  13              KWH 2                     3,750          $0.02403        $90.11     |             $0.04132             $154.96
  14              KWH 3                     6,188          $0.01391        $86.07     |             $0.03120             $193.07
  15    KW                                     25            $12.75       $318.75     |               $12.70             $317.50
  16    KWH Fuel                           13,688          $0.01975       $270.33     |             $0.00000               $0.00
                                                                       ----------     |                              -----------
                                  ---------------                                     |
  17    Load Factor                            75%                                    |
                                  ---------------                                     |
  18    Total Bill                                                        $892.52     |                                  $857.65
                                                                       ==========     |                              ===========
                                                                                      |     Decrease                       -3.91%
                                                                                      |                              ===========
50% Load Factor                                                                       |
  19    Customer                                1            $11.50        $11.50     |               $11.50              $11.50
  20    KWH Total                           9,125                                     |
  21              KWH 1                     3,750          $0.03087       $115.76     |             $0.04816             $180.61
  22              KWH 2                     3,750          $0.02403        $90.11     |             $0.04132             $154.96
  23              KWH 3                     1,625          $0.01391        $22.60     |             $0.03120              $50.71
  24    KW                                     25            $12.75       $318.75     |               $12.70             $317.50
  25    KWH Fuel                            9,125          $0.01975       $180.22     |             $0.00000               $0.00
                                                                       ----------     |                              -----------
                                  ---------------                                     |
  26    Load Factor                            50%                                    |
                                  ---------------                                     |
  27    Total Bill                                                        $738.95     |                                  $715.28
                                                                       ==========     |                              ===========
                                                                                      |     Decrease                       -3.20%
                                                                                      |                              ===========
25% Load Factor                                                                       |
  28    Customer                                1         $11.50           $11.50     |            $11.50                 $11.50
  29    KWH Total                           4,563                                     |
  30              KWH 1                     3,750          $0.03087       $115.76     |             $0.04816             $180.61
  31              KWH 2                       813          $0.02403        $19.52     |             $0.04132              $33.58
  32              KWH 3                         0          $0.01391         $0.00     |             $0.03120               $0.00
  33    KW                                     25            $12.75       $318.75     |               $12.70             $317.50
  34    KWH Fuel                            4,563          $0.01975        $90.11     |             $0.00000               $0.00
                                                                       ----------     |                              -----------
                                  ---------------                                     |
  35    Load Factor                            25%                                    |
                                  ---------------                                     |
  36    Total Bill                                                        $555.65     |                                  $543.19
                                                                       ==========     |                              ===========
                                                                                      |     Decrease                       -2.24%
                                                                                                                     ===========

EL PASO ELECTRIC COMPANY                                              EXHIBIT 5
TYPICAL BILL COMPARISON
GENERAL SERVICE RATE CLASS RATE 4


                                                      Case No 2279                         |     Case No 2722
Line        Unit Type                 Units              Rates               Extended      |         Rates             Extended
----------- ------------------- ----------------- -------------------  ------------------- |   ----------------  -------------------
                                                                                           |
         1  Customer                           1               $26.22            $26.22    |             $26.22            $26.22
         2  KWH Total                    146,000                                           |
         3               KWH 1            30,000             $0.04434         $1,330.20    |           $0.06496         $1,948.80
         4               KWH 2            30,000             $0.02606           $781.80    |           $0.03856         $1,156.80
         5               KWH 3            86,000             $0.00581           $499.66    |           $0.02557         $2,199.02
         6  KW                               200               $10.87         $2,174.00    |             $10.87         $2,174.00
         7  KWH Fuel                     146,000             $0.01975         $2,883.50    |           $0.00000             $0.00
                                                                           ------------    |                          -----------
                                ----------------                                           |
         8  Load Factor                   100.00%                                          |
                                ----------------                                           |
         9  Total Bill                                                        $7,695.38    |                            $7,504.84
                                                                           ============    |                          ===========
                                                                                           |        Decrease                 2.48%
                                                                                           |                          ===========
                                                                                           |
        10  Customer                           1               $26.22            $26.22    |             $26.22            $26.22
        11  KWH Total                    109,500                                           |
        12               KWH 1            30,000             $0.04434         $1,330.20    |           $0.06496         $1,948.80
        13               KWH 2            30,000             $0.02606           $781.80    |          $0.03856         $1,156.80
        14               KWH 3            49,500             $0.00581           $287.60    |           $0.02557         $1,265.72
        15  KW                               200               $10.87         $2,174.00    |             $10.87         $2,174.00
        16  KWH Fuel                     109,500             $0.01975         $2,162.63    |           $0.00000             $0.00
                                                                           ------------    |                          -----------
                                ----------------                                           |
        17  Load Factor                    75.00%                                          |
                                ----------------                                           |
        18  Total Bill                                                        $6,762.44    |                            $6,571.54
                                                                           ============    |                          ===========
                                                                                           |        Decrease                 2.82%
                                                                                           |                          ===========
                                                                                           |
        19  Customer                           1               $26.22            $26.22    |             $26.22            $26.22
        20  KWH Total                     73,000                                           |
        21               KWH 1            30,000             $0.04434         $1,330.20    |           $0.06496         $1,948.80
        22               KWH 2            30,000             $0.02606           $781.80    |           $0.03856         $1,156.80
        23               KWH 3            13,000             $0.00581            $75.53    |           $0.02557           $332.41
        24  KW                               200               $10.87         $2,174.00    |             $10.87         $2,174.00
        25  KWH Fuel                      73,000             $0.01975         $1,441.75    |           $0.00000             $0.00
                                                                           ------------    |                          -----------
                                ----------------                                           |
        26  Load Factor                    50.00%                                          |
                                ----------------                                           |
        27  Total Bill                                                        $5,829.50    |                            $5,638.23
                                                                           ============    |                          ===========
                                                                                           |        Decrease                 3.28%
                                                                                           |                          ===========
                                                                                           |
        28  Customer                           1               $26.22            $26.22    |             $26.22            $26.22
        29  KWH Total                     36,500                                           |
        30               KWH 1            30,000             $0.04434         $1,330.20    |           $0.06496         $1,948.80
        31               KWH 2             6,500             $0.02606           $169.39    |           $0.03856           $250.64
        32               KWH 3                 0             $0.00581             $0.00    |           $0.02557             $0.00
        33  KW                               200               $10.87         $2,174.00    |             $10.87         $2,174.00
        34  KWH Fuel                      36,500             $0.01975           $720.88    |           $0.00000             $0.00
                                                                           ------------    |                          -----------
                                ----------------                                           |
        35  Load Factor                    25.00%                                          |
                                ----------------                                           |
        36  Total Bill                                                        $4,420.69    |                            $4,399.66
                                                                           ============    |                          ===========
                                                                                           |        Decrease                 0.48%
                                                                                           |                          ===========


                                                                       EXHIBIT 5

EL PASO ELECTRIC COMPANY
TYPICAL BILL COMPARISON
CITY COUNTY RATE 7

Typical New Mexico Consumption
                                                          Case No 2279                      |         Case No 2722
Line        Unit Type                          Units           Rates            Extended    |    Rates            Extended
--------    ------------------               ---------    ------------         ---------    |    -------------------------
                                                                                            |
       1    Customer                                 1         $18.00             $18.00    |       $18.00          $18.00
       2    KWH Total                            8,278       $0.00291             $24.09    |     $0.02077         $171.94
       3    KW                                      27         $15.00            $405.00    |       $15.00         $405.00
       4    KWH Fuel                             8,278       $0.01975            $163.49    |
                                             ---------                         ---------    |                    ---------
       5    Load Factor                             42%                                     |
                                             ---------                                      |
       6    Total Bill                                                           $610.58    |                      $594.94
                                                                               =========    |                    =========
                                                                                            |
                                                                                            |                    =========
       7    Percent Decrease                                                                |                         2.56%
                                                                                            |                    =========
                                                                                            |
                                                                                            |
Typical New Mexico Consumption                                                              |
                                                          Case No 2279                      |         Case No 2722
Line        Unit Type                          Units           Rates            Extended    |    Rates            Extended
--------    ------------------               ---------    ------------         ---------    |    -------------------------
                                                                                            |
       8    Customer                                 1         $18.00             $18.00    |       $18.00          $18.00
       9    KWH Total                           19,710       $0.00291             $57.36    |     $0.02077         $409.38
      10    KW                                      27         $15.00            $405.00    |       $15.00         $405.00
      11    KWH Fuel                            19,710       $0.01975            $389.27    |
                                                                               ----------   |                    ---------
                                             ---------                                      |
      12    Load Factor                            100%                                     |
                                             ---------                                      |
      13    Total Bill                                                           $869.63    |                      $832.38
                                                                               =========    |                    =========
                                                                                            |
                                                                                            |                    =========
      14    Percent Decrease                                                                |                         4.28%
                                                                                            |                    =========
                                                                                            |
                                                          Case No 2279                      |         Case No 2722
Line        Unit Type                          Units           Rates            Extended    |    Rates            Extended
--------    ------------------               ---------    ------------         ---------    |    -------------------------
                                                                                            |
      15    Customer                                 1         $18.00             $18.00    |       $18.00          $18.00
      16    KWH Total                           14,783       $0.00291             $43.02    |     $0.02077         $307.03
      17    KW                                      27         $15.00            $405.00    |       $15.00         $405.00
      18    KWH Fuel                            14,783       $0.01975            $291.95    |
                                             ---------                         ---------    |                    ---------
      19    Load Factor                             75%                                     |
                                             ---------                                      |
      20    Total Bill                                                           $757.97    |                      $730.03
                                                                               =========    |                    =========
                                                                                            |
                                                                                            |                    =========
      21    Percent Decrease                                                                |                         3.69%
                                                                                            |                    =========
                                                                                            |
                                                                                            |
                                                          Case No 2279                      |         Case No 2722
Line        Unit Type                          Units           Rates            Extended    |    Rates            Extended
--------    -------------------               --------    ------------         ---------    |    -------------------------
                                                                                            |
      22    Customer                                 1         $18.00             $18.00    |       $18.00          $18.00
      23    KWH Total                            9,855       $0.00291             $28.68    |     $0.02077         $204.69
      24    KW                                      27         $15.00            $405.00    |       $15.00         $405.00
      25    KWH Fuel                             9,855       $0.01975            $194.64    |
                                                                               ---------    |                    ---------
                                             ---------                                      |
      26    Load Factor                             50%                                     |
                                             ---------                                      |
      27    Total Bill                                                           $646.31    |                      $627.69
                                                                               =========    |                    =========
                                                                                            |
                                                                                            |                    =========
      28    Percent Decrease                                                                |                         2.88%
                                                                                            |                    =========
                                                                                            |
                                                                                            |
                                                          Case No 2279                      |         Case No 2722
Line        Unit Type                          Units           Rates            Extended    |    Rates            Extended
--------    ------------------               ---------    ------------         ---------    |    -------------------------
                                                                                            |
      29    Customer                                 1         $18.00             $18.00    |       $18.00          $18.00
      30    KWH Total                            4,928       $0.00291             $14.34    |     $0.02077         $102.34
      31    KW                                      27         $15.00            $405.00    |       $15.00         $405.00
      32    KWH Fuel                             4,928       $0.01975             $97.32    |
                                                                               ---------    |                    ---------
                                             ---------                                      |
      33    Load Factor                             25%                                     |
                                             ---------                                      |
      34    Total Bill                                                           $534.66    |                      $525.34
                                                                               =========    |                    =========
                                                                                            |
                                                                                            |                    =========
      35    Percent Decrease                                                                |                         1.74%
                                                                                            |                    =========

EL PASO ELECTRIC COMPANY                                              EXHIBIT 5
TYPICAL BILL COMPARISON
LARGE POWER SERVICE RATE 9


Typical New Mexico Consumption                            Case No 2279                      |                      Case No 2722
Line        Unit Type                   Units                Rates             Extended     |      Rates             Extended
---------   ------------------   ------------------    ----------------   ------------------| ------------------------------------
                                                                                            |
       1    Customer                              1         $100.00              $100.00    |       $0.00                $0.00
       2    KWH Total                       322,899        $0.01000            $3,228.99    |    $0.02803            $9,050.86
       3    KW                                  684          $19.30           $13,201.20    |      $19.30           $13,201.20
       4    KWH Fuel                        322,899        $0.01975            $6,377.26    |
                                                                          --------------    |                  ---------------
       5    Load Factor                          65%                                        |
       6    Total Bill                                                        $22,907.45    |                       $22,252.06
                                                                          ==============    |                  ===============
       7    Percent Decrease                                                                |                             2.86%
                                                                                            |                  ===============
                                                                                            |
Typical New Mexico Consumption                                                              |
                                                        Case No 2279                        |                    Case No 2722
Line        Unit Type                  Units                Rates             Extended      |     Rates             Extended
---------   ------------------   ------------------    ----------------   ------------------| ------------------------------------
                                                                                            |
       8    Customer                              1         $100.00              $100.00    |       $0.00                $0.00
       9    KWH Total                       499,320        $0.01000            $4,993.20    |    $0.02803           $13,995.94
      10    KW                                  684          $19.30           $13,201.20    |      $19.30           $13,201.20
      11    KWH Fuel                        499,320        $0.01975            $9,861.57    |
                                                                          --------------    |                  ---------------
                                 ------------------                                         |
      12    Load Factor                         100%                                        |
                                 ------------------                                         |
      13    Total Bill                                                        $28,155.97    |                       $27,197.14
                                                                          ==============    |                  ===============
      14    Percent Decrease                                                                |                             3.41%
                                                                                            |                  ===============
                                                                                            |
                                                        Case No 2279                        |                    Case No 2722
Line        Unit Type                  Units                Rates             Extended      |     Rates             Extended
---------   ------------------   ------------------    ----------------   ------------------| ------------------------------------
                                                                                            |
      15    Customer                              1         $100.00              $100.00    |       $0.00                $0.00
      16    KWH Total                       374,490        $0.01000            $3,744.90    |    $0.02803           $10,496.95
      17    KW                                  684          $19.30           $13,201.20    |      $19.30           $13,201.20
      18    KWH Fuel                        374,490        $0.01975            $7,396.18    |
                                                                          --------------    |                  ---------------
                                 ------------------                                         |
      19    Load Factor                          75%                                        |
                                 ------------------                                         |
      20    Total Bill                                                        $24,442.28    |                       $23,698.15
                                                                          ==============    |                  ===============
      21    Percent Decrease                                                                |                             3.04%
                                                                                            |                  ===============
                                                                                            |
                                                        Case No 2279                        |                    Case No 2722
Line        Unit Type                  Units                Rates             Extended      |     Rates             Extended
---------   ------------------   ------------------    ----------------   ------------------| ------------------------------------
                                                                                            |
      22    Customer                              1         $100.00              $100.00    |       $0.00                $0.00
      23    KWH Total                       249,660        $0.01000            $2,496.60    |    $0.02803            $6,997.97
      24    KW                                  684          $19.30           $13,201.20    |      $19.30           $13,201.20
      25    KWH Fuel                        249,660        $0.01975            $4,930.79    |
                                                                          --------------    |                  ---------------
                                 ------------------                                         |
      26    Load Factor                          50%                                        |
                                 ------------------                                         |
      27    Total Bill                                                        $20,728.59    |                       $20,199.17
                                                                          ==============    |                  ===============
      28    Percent Decrease                                                                |                             2.55%
                                                                                            |                  ===============
                                                                                            |
                                                        Case No 2279                        |                    Case No 2722
Line        Unit Type                  Units                Rates             Extended      |     Rates             Extended
---------   ------------------   ------------------    ----------------   ------------------| ------------------------------------
                                                                                            |
      29    Customer                              1         $100.00              $100.00    |       $0.00                $0.00
      30    KWH Total                       124,830        $0.01000            $1,248.30    |    $0.02803            $3,498.98
      31    KW                                  684          $19.30           $13,201.20    |      $19.30           $13,201.20
      32    KWH Fuel                        124,830        $0.01975            $2,465.39    |
                                                                          --------------    |                  ---------------
                                 ------------------                                         |
      33    Load Factor                          25%                                        |
                                 ------------------                                         |
      34    Total Bill                                                        $17,014.89    |                       $16,700.18
                                                                          ==============    |                  ===============
      35    Percent Decrease                                                                |                             1.85%
                                                                                            |                  ===============

EL PASO ELECTRIC COMPANY                                              EXHIBIT 5
TYPICAL BILL COMPARISON
MILITARY RESEARCH AND DEVELOPMENT RATE 10


                                                         Case No 2279                           |                  Case No 2722
Line         Unit Type                    Units             Rates              Extended         |   Rates             Extended
---------    ----------------------- ----------------   ---------------   --------------------- | ------------   -----------------
                                                                                                |
       1     Customer                              1            $510.00              $510.00    |      $510.00           $510.00
       2     KWH                           5,051,000           $0.00400           $20,204.00    |     $0.02111       $106,626.61
       3     KWH O & M                     5,051,000           $0.00400           $20,204.00    |     $0.00257        $12,981.07
       4     KW                               10,424             $19.50          $203,268.00    |       $19.50       $203,268.00
       5     KWH Fuel                      5,051,000           $0.01854           $93,645.54    |
                                                                              --------------    |                   -----------
       6     Load Factor                          66%                                           |
                                                                                                |
       7     Total Bill                                                          $337,831.54    |                   $323,385.68
                                                                              ==============    |                   ===========
       8     Total Percent Decrease                                                             |                          4.28%
                                                                                                |                   ===========